                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                EATERIES, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                        3240 W. Britton Road, Suite 202
                         Oklahoma City, Oklahoma 73120

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held June 24, 1997

     The 1997 Annual Meeting of Shareholders of Eateries, Inc. will be held at Garfield's Restaurant & Pub at Quail Springs Mall, 2501 W. Memorial Road, Oklahoma City, Oklahoma, on Thursday, June 24, 1997, at 9:00 a.m., CDT. The Annual Meeting will be held for the following purposes:

     1. Approval of amendments to the Certificate of Incorporation and Bylaws of Eateries, Inc. providing for a board of directors elected for staggered three-year terms;

     2. The election of seven directors; and

     3. Such other matters as may properly come before the Annual Meeting or any adjournment.

     Shareholders of record at the close of business on April 25, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment.

                                        By Order of the Board of Directors

                                        PATRICIA L. ORZA
                                        Secretary

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS EXERCISE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

                        3240 W. Britton Road, Suite 202
                         Oklahoma City, Oklahoma 73120

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 June 24, 1997

     The Board of Directors and management of Eateries, Inc. (the "Company") is furnishing this Proxy Statement in connection with the solicitation of proxies for use at the Company's 1997 Annual Meeting of Shareholders. The Annual Meeting will be held at Garfield's Restaurant & Pub at Quail Springs Mall, 2501
W. Memorial Road, Oklahoma City, Oklahoma, on Thursday, June 24, 1997, at 9:00 a.m., CDT. The accompanying Notice of Meeting states the Annual Meeting's purposes.

     This Proxy Statement, Notice of Meeting, and accompanying proxy card were mailed to shareholders on or about April 28, 1997.

GENERAL INFORMATION

     Only shareholders of record at the close of business on April 25, 1997, will be entitled to notice of and to vote the shares of the Company's common stock held by them on such date at the Annual Meeting or any adjournments. On April 25, 1997, the Company had _________ shares of its common stock outstanding and entitled to vote at the meeting.

     If the accompanying proxy is properly signed, returned to the Company, and not revoked, the persons named as proxies will vote the proxy according to its instructions. Unless contrary instructions are given, the proxies will support the recommendations of the Board of Directors. Shareholders may revoke their unexercised proxies by giving the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. Shareholders may also revoke their proxies if they attend the Annual Meeting in person and request revocation. Attendance at the Annual Meeting will not itself revoke a proxy.

     The presence at the meeting, in person or by proxy, of a majority of the shares of common stock outstanding on April 25, 1997, will constitute a quorum. Each share of common stock entitles its holder to one vote on each matter considered at the meeting. The affirmative vote by the holders of at least a majority of the total outstanding shares of common stock will be required to approve the proposed amendments to the Company's certificate of incorporation and bylaws. The election of directors shall be determined by a plurality of votes cast. Any other matters properly brought before the Annual Meeting for a vote of shareholders shall require for approval the affirmative vote by the holders of at least a majority of the shares of common stock represented in person or by proxy and entitled to vote at the meeting.

     Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Abstentions are counted on all proposals other than the election of directors. Broker non-votes are counted only when a proposal requires the affirmative vote of a majority of the outstanding shares for passage. Abstentions and broker non-votes have the effect of negative votes when counted.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS AND "FOR" EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                        PROPOSED AMENDMENTS TO CLASSIFY
                             THE BOARD OF DIRECTORS

     Because the Proposed Amendments to the Restated Articles of Incorporation and the Amended and Restated Bylaws may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult, each shareholder should carefully study the description of the Proposed Amendments contained herein and the text of the Proposed Amendments as set forth in Exhibits A and B (the "Proposed Amendments") to this Proxy Statement. The description of the Proposed Amendments set forth below is qualified in its entirety by reference to the text of the Proposed Amendments as set forth in Exhibits A and B.

REASONS FOR THE PROPOSED AMENDMENTS

     The Board of Directors has unanimously approved and recommends that the shareholders approve Proposed Amendments to the Company's Restated Articles of Incorporation and the Company' s Amended and Restated Bylaws which provide for the classification of the Company's directors, the filling of vacant directorships and the removal of directors only for cause.

     Over the last several years there has been a trend towards the accumulation of substantial stock positions in public corporations by outside parties either with a view toward utilizing a controlling block of stock to force a merger or consolidation or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. These actions are often undertaken without advance notice to or consultation with management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on the corporation' s board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

     It is believed that in many circumstances such efforts may not be beneficial to the interests of a corporation and its shareholders because they may deprive management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, the Proposed Amendments are designed to protect against rapid shifts in control of the Board of Directors and assist in assuring continuity in the management, affairs and business strategies of the Company. The Company is not aware of any specific effort by a party to obtain control of the Company.

     The Board of Directors believes that the Proposed Amendments would help ensure continuity of experience which is desirable and in the best interests of the Company and its shareholders generally. Because the officers and directors of the Company as a group own or control approximately 33% of the outstanding Common Stock, the Board of Directors of the Company has generally enjoyed continuity of membership in recent years, although individual directors have from time to time resigned for personal reasons and have been replaced. However, it should be noted that the Proposed Amendments would make a change in directors and management for any reason more difficult at each election of directors even if this would be beneficial to shareholders generally because the staggering of terms of directors would have the effect of requiring at least two shareholder meetings, instead of one, as at present, to effect a change in majority control of the Board and would prohibit removal of incumbent directors by a holder of a large block of the Company's shares except for cause. If the Proposed Amendments are adopted, shareholders will elect directors to longer terms and existing directors, if re-elected, would be the initial beneficiaries of the extended terms.

     The Proposed Amendments are consistent with Oklahoma corporate law, which authorizes the classification of a board of directors into two or three classes. Oklahoma corporate law also provides that a corporation's certificate of incorporation may contain procedures for removal of directors and filling vacancies on the board. Shareholders should note that if the Board of Directors were not classified, they would have the right under applicable Oklahoma corporate law to remove directors, with or without cause, by a majority vote.

     The full text of the Proposed Amendments is set forth as Exhibits A and B to this Proxy Statement. The affirmative vote of the holders of at least 51% of the Company's outstanding Common Stock is required to adopt the Proposed Amendments. The Board of Directors recommends a vote "FOR" approval of the Proposed Amendments and all proxies received will be voted in favor thereof unless a contrary specification is made on the proxy by the shareholder.

CURRENT ANTI-TAKEOVER PROVISIONS

     The management of the Company beneficially owns approximately 33% of the outstanding Common Stock, including shares subject to acquisition upon the exercise of outstanding stock options. The Board of Directors also has the ability to issue Preferred Stock which may make it more difficult for, and may discourage other persons or companies from making a tender offer for, or attempting to acquire, substantial amounts of the Company's Common Stock. This could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in the market price of the Company's Common Stock which often result from actual or rumored takeover attempts.

     The Amended and Restated Bylaws of the Company provide that shareholders may take action without a meeting by unanimous consent. This provision could be considered an anti-takeover provision. Subsequent to the adoption of this bylaw, the corporate code of the State of Oklahoma was revised to provide that shareholders may take action without a meeting by less than unanimous consent provided holders of sufficient shares to take the proposed action consented in writing to the action. Because the present statutory provision allowing less than unanimous consent may be altered only by an amendment to the Company's certificate of incorporation, it is the Company's view that the aforesaid bylaw provision is void.

     The Company is subject to the provisions of the Oklahoma Takeover Disclosure Act of 1985 (the "Disclosure Act") regulating corporate takeovers. The Disclosure Act requires certain notices to be given prior to making a take-over offer. Such notices include filing a registration statement with the Securities Administrator of Oklahoma and delivering a copy of such notice to the Company. The Disclosure Act applies to offers to take-over an issuer of publicly traded securities of which at least 20% are held by Oklahoma residents. A "take-over" offer includes offers in which the offerer discloses its intention that, as a result of the offer: (i) the offerer will own 10% or more of any class of equity securities, or (ii) ownership of any class of equity securities will be increased by 5% or more.

     The Company is subject to the provisions of Section 1090.3 of the Oklahoma Corporation Act. That section provides, with certain exceptions, that an Oklahoma corporation may not engage in any of a broad range of business combinations with a person or an affiliate or associate of such person who is an "Interested Shareholder" for a period of three years from the date that such person became an Interested Shareholder unless: (a) the transaction, or business combination, resulting in a person's becoming an Interested Shareholder is approved by the board of directors of the corporation before the person becomes an Interested Shareholder, (b) upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans) or (c) on or after the date the person became an Interested Shareholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the Interested Shareholder. An "Interested Shareholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder.

     The Oklahoma Shares Control Act ("OSCA") (Section 1145 et seq. of the Oklahoma Corporation Act) prohibits the voting of "control shares" without the approval of a majority of shares held by non-interested shareholders. Under the OSCA, "control shares" are shares acquired by a person which causes his percentage ownership to exceed certain statutorily prescribed ranges of ownership beginning at 20%. The OSCA was ruled unconstitutional shortly after its adoption in 1987; however, certain amendments to the OSCA in 1990 and 1991 may have cured its constitutional infirmities.

THE PROPOSED AMENDMENTS

     The Proposed Amendments provide that the Board of Directors will be divided into three classes, each class to be substantially equal in number. If the Proposed Amendments are adopted, two directors will be elected for a term expiring at the 1998 annual meeting; two directors will be elected for a term expiring at the 1999 annual meeting; and three directors will be elected for a term expiring at the 2000 annual meeting; and, in each case, until their respective successors are duly elected and qualified. Starting with the 1998 annual meeting of shareholders, one class will be elected each year for a three-year term.

     The Proposed Amendments also provide that a majority of the remaining directors may fill a vacancy on the Board occurring during the course of the year, and the new director so elected will serve for the remainder of his or her predecessor's term. In the event that a new directorship is created due to an increase in the fixed number of directors, a majority of the directors in office may fill such newly-created directorship, and the new director so elected will serve for the same terms as that of the other directors of the class of which he or she is a member.

     The Proposed Amendments also provide that directors may be removed only by shareholders holding at least a majority of the outstanding Common Stock acting at a meeting called for such purpose and only for cause. "Cause" for purposes of the Proposed Amendments shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (ii) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to a direct appeal or (iii) any other situation exists which eighty percent (80%) of the other directors agree constitutes cause for removal. The bylaws currently provide for removal with or without cause.

     The Proposed Amendments also require the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of all classes of stock of the Corporation entitled to vote generally in elections of directors to amend, alter, change, repeal or adopt any provision inconsistent with the Proposed Amendments. Because directors and executive officers as a group beneficially own 33% of the outstanding Common Stock, they would be in a position to block any amendment even if the amendment would be desired by or beneficial to shareholders holding a majority of the Corporation's outstanding Common Stock.

     The Proposed Amendments also clarify that the Board of Directors may adopt amendments to any of the Company's bylaws without shareholder approval. As presently stated, the bylaws of the Company prohibit the board of directors from effecting any amendment to the bylaws related to directors. This provision was required under the Oklahoma corporate code as it existed at the time the Company's Amended and Restated Bylaws were adopted. The adoption by Oklahoma of a new corporate code eliminated this restriction on the directors' ability to amend provisions of the bylaws pertaining to directors, and the Proposed Amendments make the procedure for amending the Company's bylaws consistent with current Oklahoma corporate law.

     The Proposed Amendments, if adopted, would increase the number of annual meetings necessary to effect a change in majority membership of the Board of Directors from one annual meeting to two annual meetings. Further, the Proposed Amendments, if adopted, would be applicable to every election of directors, whether or not any takeover is threatened.

                             ELECTION OF DIRECTORS

     At the annual meeting of shareholders, seven directors constituting the entire Board of Directors of the Corporation, are to be elected. If the Proposed Amendments are adopted, seven directors will be elected for the terms set forth below. If the Proposed Amendments are not adopted, seven directors will be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. In either case, directors will be elected by a plurality of the shares present and voting at the meeting. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. It is expected these nominees will serve but, if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted for the substitute nominee designated by the Board of Directors.

BIOGRAPHICAL INFORMATION

     The following information is submitted concerning the nominees named for election as directors as well as Corey Gable and Norma C. Karter, executive officers of the Company who are not nominees for director:

     James M. Burke, age 35, Vice President and Chief Operating Officer, Assistant Secretary, and a director since 1987, joined the Company in October, 1984 as General Manager of the Company's first Garfield's restaurant. The Company promoted him to Supervisor in March, 1985 and to Vice President in August, 1985. His responsibilities include restaurant construction and development, restaurant and corporate operations, personnel planning, new product development and vendor relationships. From 1979 to 1984, Mr. Burke worked as a management trainer and General Manager for Chi-Chi's Mexican Restaurants. Mr. Burke serves as a director of the Meadows Center for Retarded Adults.

     Philip Friedman, age 50, served as a director of the Company from 1986 until 1991 when he became an advisory director. He served as an advisory director until November, 1992, when he was appointed to the Board to fill the vacancy created by the death of Mr. George H. Marx. Mr. Friedman is the President and principal shareholder of P. Friedman & Associates, Inc., a food management and consulting company based in Rockville, Maryland. From 1984 through 1986, he was Vice President of Finance and Administration for Cini-Little International, Inc., the largest food service consulting firm in the United States. While with P. Friedman & Associates, Inc., Mr. Friedman has taken interim executive positions with certain clients. In 1996, Mr. Friedman was named interim President of Panda Management Company, Inc., a national chain of restaurants serving Chinese food. In 1990, he became the Chief Financial Officer of Service America Corporation during its financial and organizational restructuring. Service America Corporation filed for reorganization under Chapter 11 of the Federal bankruptcy laws approximately 18 months after Mr. Friedman resigned as Chief Financial Officer. In 1988, he served as Executive Vice President of Sutton Place Gourmet in Washington, D.C. Mr. Friedman graduated from the University of Connecticut with Bachelors and Masters degrees and received his MBA from the Wharton School of Business at the University of Pennsylvania. Mr. Friedman serves as a director of Roadhouse Grill, Inc. and Paramark Enterprises, Inc., both of which are publicly-owned corporations.

     Corey Gable, age 28, joined the Company in April, 1995, and was elected Vice President of Finance and Treasurer in January, 1997. Mr. Gable is the Company's Chief Financial and Accounting Officer and is also responsible for the Company's corporate administration. Prior to January, 1997, Mr. Gable served as the Company's Corporate Controller. From April, 1990 to April, 1995, Mr. Gable was employed in the audit division of Arthur Andersen LLP, an international accounting firm. Mr. Gable is a Certified Public Accountant and holds a Bachelor of Business Administration degree in Accounting from the University of Oklahoma.

     Thomas F. Golden, age 54, has served as a director since 1991. He is a shareholder and director of the law firm of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., an Oklahoma law firm with offices in Tulsa and Oklahoma City. Mr. Golden has been with this firm since 1967. He served as outside general counsel for Williams Realty Corp. (1974-1987), the real estate developer of


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

major downtown mixed-use centers, including Tabor Center in Denver, Colorado and River Center in San Antonio, Texas. He holds a Bachelor of Science degree in Economics from Oklahoma State University and a Juris Doctorate from the University of Tulsa. He is a member of the Urban Land Institute and a board member of the Boys Home Foundation, DTU, Ltd. and Midwesco Industries, Inc. of Tulsa, Oklahoma.

     Norma C. Karter, age 46, joined the Company in August, 1995 as Vice President of Marketing. Ms. Karter is responsible for the Company's long-term strategic marketing efforts including advertising, menu development and consumer research and support. From January, 1980 until she joined the Company, Ms. Karter was employed by Metromedia Restaurant Group, an $800 million company, and owners of Bennigan's, Ponderosa and Steak and Ale restaurants. Just prior to joining the Company, Ms. Karter served as Director of Marketing for the Steak and Ale chain.

     Larry Kordisch, age 49, was appointed to fill a vacancy in the Board of Directors in April, 1997. Mr. Kordisch is the Executive Vice President - Finance and Chief Executive Officer of Homeland Stores, Inc., a leading retail grocery store chain based in Oklahoma City, Oklahoma. Mr. Kordisch has been employed by Homeland since February 1995. He is responsible for finance, accounting, risk management, and information technology functions. From 1985 to 1995, Mr. Kordisch served as Executive Vice President - Finance and Administration, Chief Financial Officer and member of the Board of Directors of Scrivner, Inc., a $6 billion food distribution company. Mr. Kordisch holds a Bachelor of Science in Business Administration degree from the University of Colorado.

     Edward D. Orza, age 46, has served as a director since 1984. He has served as Chairman of the Board and President of Brockway Truck Sales, Inc., a heavy-duty truck parts distributor in New York, since August, 1983. From September, 1975 through August, 1983, Mr. Orza served as Secretary/Treasurer and a director of TriCounty Crane Carriers, Inc., which engaged in new truck sales.

     Patricia L. Orza, age 43, has served as Secretary and a director of the Company since 1984. Prior to ceasing active employment in 1982, Ms. Orza worked in management and purchasing positions with several retail stores. Ms. Orza earned a Bachelors degree from the University of Central Oklahoma in 1980.

     Vincent F. Orza, Jr., age 46, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its organization in


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

June, 1984. Dr. Orza created the Garfield's Restaurant & Pub concept with the Company's Vice President, James M. Burke. Before that time, Dr. Orza was Senior Vice President of Marketing and Administration at a franchisee of Chi-Chi's Mexican Restaurants. Dr. Orza also operates Advertising and Marketing Associates, an Oklahoma City-based, market research and advertising company.

     Dr. Orza is a speaker, panelist, and organizer of numerous national restaurant conferences and conventions. He serves as a director of the Oklahoma Restaurant Association, the Juvenile Diabetes Foundation and the Oklahoma Leukemia Society, Chairman of the United Cerebral Palsy Telethon of Oklahoma, and was a 1990 candidate for Governor of the State of Oklahoma.

     Dr. Orza also served as Business and Economics Editor and News Anchor for KOCO-TV, an ABC news affiliate, where he received numerous national awards for excellence in business journalism. He was also a tenured professor in Oklahoma's largest School of Business at the University of Central Oklahoma. A contributor and editor of several professional textbooks, journals, and other publications, Dr. Orza was awarded several fellowships in various marketing disciplines. He holds a Doctor of Education degree from the University of Oklahoma and Bachelor of Science in Business and Master of Education degrees from Oklahoma City University.

     Mr. Edward Orza is the cousin and Ms. Patricia Orza is the spouse of Dr. Vincent Orza, Jr.

Directors to be Elected to Serve Until the 1998 Annual Meeting:

     Larry Kordisch
     Patricia L. Orza

Directors to be Elected to Serve Until the 1999 Annual Meeting:

     Philip Friedman
     Thomas F. Golden

Directors to be Elected to Serve Until the 2000 Annual Meeting:

     Vincent F. Orza, Jr.
     Edward D. Orza
     James M. Burke

BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company consists of seven members. During 1996, each director served for a term of one year or until his or her successor had been elected and qualified, subject to earlier resignation, removal or death, and directors will continue to serve for a one year term unless the Proposed Amendments are adopted. The number of directors comprising the Board of Directors may be increased or decreased by amendment to the Company's bylaws. The Company's officers serve at the discretion of the Board of Directors, subject to contractual arrangements. The Board has established an Audit Committee and a Compensation Committee.

     The Board's Audit Committee recommends the appointment of independent auditors, supervises the engagement, performance and fees of the auditors, and reviews and responds to all recommendations and reports of the auditors. The members of the Audit Committee are Mr. Thomas Golden and Mr. Philip Friedman, who serves as chairman of the committee. The Audit Committee met one time in 1996.

     The Board's Compensation Committee is comprised of Mr. Thomas Golden, Mr. Philip Friedman and Mr. Edward Orza, who chairs the committee. The Compensation Committee recommends, reviews and approves salary ranges and cash benefits for all employees at the executive level, but no longer makes awards under the Company's Omnibus Equity Compensation Plan, which awards are now approved by the entire Board of Directors. As previously stated, Mr. Edward Orza is the cousin of Mr. Vincent Orza, Jr. Mr. Golden is a shareholder and director of the law firm that generally represents the Company. The Compensation Committee met two times in 1996, with all members present at each meeting.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for developing, implementing and administering the Company's management compensation programs. It develops or reviews the Company's compensation programs and policies, monitors management's performance and compensation, and makes recommendations and reports to the Board of Directors about the levels of management compensation. Its members are directors employed outside the Company.

     During 1996, the Compensation Committee made awards under the Company's Omnibus Equity Compensation Plan. These awards are now made by the entire Board of Directors.

     No member of the Committee is a current officer or employee of the Company and no employee of the Company serves or has served on the compensation committee (or board of directors of a corporation lacking a compensation committee) of a corporation employing a member of this Committee.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

     The Company's management compensation policies are designed to attract and retain capable personnel, and to motivate them through rewards based on employee performance, the Company's financial performance and stock price appreciation. These programs have three components: (i) base salary; (ii) stock incentives that reward management for stock price appreciation and align management and shareholder interests; and (iii) possible cash bonuses based on achieving annual operating income targets.

BASE SALARIES

     The base salary component has been historically fixed by a subjective mix of the Company's performance, its size, cash availability, and the levels of compensation received by executives at similar companies. See Summary Compensation Table on page 16 for historical overview. The Compensation Committee believes that management's base salary levels are and have been lower than the levels of compensation received by executives at similar companies. This belief is based on the collective knowledge of the Committee members and on informal compensation surveys of public corporations in the restaurant industry, which the Committee regards as a reasonable sampling of industry standards.

STOCK INCENTIVES

     The stock incentive program was introduced in 1987. Its purpose is to provide long-term management incentives for stock price appreciation and to align management and shareholder interests. The stock incentive program is currently composed of (i) a stock grant program and stock option grants for lower level management; (ii) stock option agreements for the President and Company Vice Presidents; and (iii) stock option grants for incoming and long-term directors.

     Beginning in 1987, the Company has granted stock options to its executives. These options have offered incentive compensation instead of more traditional compensation packages offering broad insurance coverages, retirement plans, and higher base salaries. By placing a substantial portion of management's compensation in a stock incentive program, the Company put that compensation "at risk" in much the same way that a shareholder's stock purchase price is "at risk." Management only earns this incentive compensation through its ability to make the Company perform, thereby improving its value and the corresponding price of its stock. Thus, management and the shareholders benefit together, and their interests are aligned.

     See "Option/SAR Grants in Last Fiscal Year" table on page 18 for summary of options granted in 1996. As of April 15, 1997, no additional employee options have been awarded.

     In 1987, the Company created a director stock option plan. This plan currently grants incoming directors an option to purchase 50,000 shares of common stock. Directors who have served as such for five or more years receive annual grants of options to purchase 10,000 shares of common stock. The purpose of the director stock option plan was and is the same as the senior management stock option agreements: to reward shareholder interests. As in the case of senior management, the Company was unwilling to pay the level of director fees commonly paid directors of publicly-held companies. Moreover, it felt it must compensate its directors for their personal risks in serving a company with no director liability insurance. It did so through its director stock option plan. The Board of Directors has been stable and enjoyed greater longevity than might otherwise be expected from small, young companies like Eateries.

     The Company adopted in 1994 an employee stock purchase plan which gives all employees (except for those owning 5% or more of the Company's common stock) the right to purchase shares of common stock at a discount from market price. This program is intended to give all employees a financial stake in the Company's success.

CASH BONUS

     The cash bonus program was introduced in 1992. In contrast to the long-term stock incentive program, the discretionary cash bonus program offers incentives for short-term (annual) performance. The program is based on the Company's achievement of an annual net earnings target. The Committee sets the target based on internal financial forecasts prepared before the target year. Extraordinary, unusual or infrequently occurring items are disregarded. In 1994 and 1995, no bonuses were paid. In 1996, total bonuses of $17,011 were paid to Norma Karter, Vice President of Marketing, as a result of her meeting certain performance objectives. The Committee believes that, while short-term performance is important and should be rewarded, it is less important than long-term growth, profitability and stock price appreciation. Accordingly, the levels of compensation from the cash bonus program are significantly less than that potentially available from the stock incentive programs.

401(k) PLAN

     In 1996, the Company adopted a 401(k) plan which is intended to assist employees in providing for their retirement.

POLICY ON DEDUCTIBILITY OF CERTAIN COMPENSATION

     A 1993 amendment to the federal tax code prohibited public companies from deducting annual compensation in excess of $1,000,000 paid to certain executive officers after 1993. The Committee does not believe this restriction is likely to affect its compensation decisions because of the relatively low levels of salary and cash bonus historically paid to its management. Although the exercise of stock options could cause the $1,000,000 cap to be exceeded, the Compensation Committee does not intend to consider the cap when awarding stock options.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The base salary of the Company's Chief Executive Officer is $200,000. Dr. Orza received no cash bonus in 1996. The Committee believes that the Company's stability, growth and earnings in recent years justify the compensation paid to Dr. Orza.

Dated: April 15, 1997                  Compensation Committee of Eateries, Inc.

                                                    Mr. Edward D. Orza, Chairman
                                                            Mr. Thomas F. Golden
                                                             Mr. Philip Friedman

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth information about the compensation of the Company's chief executive officer and the other executive officers of the Company who earned over $100,000 in compensation in 1996 (the "named executives").

                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                                                                 Compensation
                                                                                 ------------

                                              Annual Compensation (1)               Awards
                                   --------------------------------------------   ----------

                                                                                  # of Shares
                                                                                  Underlying
                                                                                    Stock
            Name and                                               Other Annual    Options        All Other
       Principal Position          Year   Salary ($)   Bonus ($)   Compensation    Granted     Compensation (2)
--------------------------------   ----   ----------   ---------   ------------   ----------   ----------------
Vincent F. Orza, Jr.               1996   $  208,450        --     $   6,000(3)   270,000(4)          $ 373
Chairman of the Board, President   1995   $  208,450        --             *       20,000(4)          $ 280
and CEO                            1994   $  158,450        --             *       20,000(4)          $ 280

James M. Burke                     1996   $  146,110        --     $   6,000(3)   110,000             $ 152
Vice President, Chief Operating    1995   $  146,110        --             *       10,000             $ 175
Officer, Assistant Secretary       1994   $  106,110        --             *       10,000             $ 175
and Director

August Hehemann(5)                 1996   $  136,110        --             *         --                --
Vice President of Finance,         1995   $  136,110        --             *      100,000              --
Treasurer and CFO                  1994         --          --          --           --                --

Norma C. Karter                    1996   $  103,620   $  17,011           *         --                --
Vice President of                  1995   $   38,516        --             *       50,000              --
Marketing                          1994         --          --          --           --                --

---------------
*    Less than 10% of total annual salary and bonus.
(1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers and includes automobile allowances for the three named individuals in the amounts of $8,450, $6,110, and $6,110, respectively, and in the amount of $20,670 for the group.
(2) The amounts shown under this column represent the premiums paid by the Company under split dollar life insurance plans. Under these plans, the Company pays the premiums for life insurance issued to the named executive. Repayment of the premiums is secured by the death benefit or the cash surrender value of the policy, if any, if the executive cancels and surrenders the policy.
(3)  Amounts shown represent directors' fees.
(4) Includes stock options granted to Dr. Orza's spouse, Patricia Orza, a director of the Company.
(5) Mr. Hehemann left the employ of the Company effective as of December 31, 1996.

     Employment Agreements. The Company has employment agreements with Dr. Vincent F. Orza, Jr. and Mr. James M. Burke, dated as of October 1, 1995, with Norma C. Karter dated as of August 16, 1995. The employment agreements with Dr. Orza and Mr. Burke provide for three-year terms which, unless terminated, automatically renew for additional one-year terms on each December 31. The employment agreement with Ms. Karter is for one-year term which, unless terminated, automatically renews for another one-year term as of the last day of each contract year. The current base salary of each executive under his or her respective employment agreement is as follows:

     Vincent F. Orza, Jr.   $200,000
     James M. Burke          140,000
     Norma C. Karter         109,688

If Dr. Orza or Mr. Burke should die during the term of the agreement, the Company must pay to his estate an amount equal to two years' salary out of the proceeds of the key man life insurance policy maintained on the life of employee. If Ms. Karter should die during the term of the agreement, the Company must pay her estate regular installments of base salary for a period of one year from the date of death.

     Stock Put Agreements. In the event of the death of Mr. Orza or Mr. Burke, the Company has granted their estate or other legal representative the right (but not the obligation) to compel the Company to purchase all or part of the common stock owned by or under stock options to Mr. Orza or Mr. Burke or the members of their immediate families (i.e. spouse or children) or controlled by any of them through trusts, partnerships, corporations or other entities on the date of their death. These agreements shall be funded on both individuals by and limited to the proceeds of the key man life insurance policies the Company holds on both Mr. Orza and Mr. Burke.

     Options Granted. The following table provides information regarding options granted to each of the named executives during 1996:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  # of Shares   % of Total                          Potential Realized Value
                         Date     Underlying     Options                           at Assumed Annual Rates of
                          of        Options     Granted to   Exercise  Expiration   Stock Price Appreciation
                        Grant       Granted     Employees    Price(2)     Date          for Option Term
        Name           (Mo/Day)   During 1996   in 1996(1)  ($ share)   (Mo/Yr)       5%(3)          10%(4)
        ----           --------   -----------   ----------  ---------  ----------    -------        -------
Vincent F. Orza, Jr.        1/4    250,000          57.4%      2.625         (6)     313,330        750,480
                           6/26     20,000(5)                  4.375       6/02       29,751         67,491

James M. Burke              1/4    100,000          23.4%      2.625         (7)     125,332        300,192
                           6/26     10,000                     4.375       6/02       14,875         33,746

August Hehemann            --         --            --          --         --           --             --

Norma C. Karter            --         --            --          --         --           --             --

---------------
(1)  Includes options granted to non-employee directors.
(2)  Exercise Price was market price on date of grant.
(3)  Assumes 5% annual increase in stock price over term of option.
(4)  Assumes 10% annual increase in stock price over term of option.
(5) Includes options granted to Dr. Orza's spouse, Ms. Patricia Orza, director of the Company.
(6) Expires in annual increments of 50,000 shares commencing 1/2001 and ending 1/2004.
(7) Expires in annual increments of 20,000 shares commencing 1/2001 and ending 1/2004.

     Options Exercised and Holdings. The following table provides information about options exercised by each of the named executives in 1996 and the value of their outstanding options measured by the closing price of the Company's common stock on December 29, 1996:

                      AGGREGATED OPTION/SAR EXERCISES AND
                     FISCAL YEAR-END OPTION/SAR VALUE TABLE

                                                              Number of Shares          Value of Unexercised
                                Shares                     Underlying Unexercised           in-the-Money
                               Acquired                    Options at FY-End (#)      Options at FY-End    ($)
                                  on         Value       --------------------------  --------------------------
           Name                Exercise   Realized(1)    Exercisable/Unexercisable   Exercisable/Unexercisable
           ----                --------   -----------    --------------------------  --------------------------
Vincent F. Orza, Jr.(2)(3)      46,498     $ 72,653              143,332/220,000           171,247/125,000
James M. Burke(2)               23,999     $ 37,498               66,666/90,000             82,498/50,000
August Hehemann                   --           --                   25,000/-                   6,250/-
Norma C. Karter                   --           --                   -/50,000                  -/18,750

---------------
(1)  Market value at exercise date less exercise price.
(2) The options held by Dr. Vincent F. Orza, Jr. and Mr. James M. Burke include options received for service as directors of the Company.
(3) The information shown for Dr. Orza includes the beneficial ownership of director options for 56,666 shares held by his spouse, Ms. Patricia Orza.

     Director Compensation. The Company's directors receive $2,000 for each meeting and $1,000 for travel days and for each other day devoted to the Company's business. Aggregate director compensation in 1996 was $49,000. In addition, each director receives stock options upon initial election as a director and additional options after five years of service. See "Omnibus Equity Compensation Plan." During 1996, the Company paid legal fees of $148,000 to the law firm of which Mr. Golden is a member.

     Omnibus Equity Compensation Plan. Under the Company' s Omnibus Equity Compensation Plan (the "Omnibus Plan"), the Board of Directors may grant stock options, restricted stock or other derivative securities to employees of the Company. At present, non-qualified stock options to acquire a total of 1,430,000 shares of common stock have been issued to key employees, options to acquire 884,000 shares of employee stock options have been exercised and options to acquire 507,500 shares remain outstanding. An employee stock purchase plan is also included in the Omnibus Plan.

     Under the Omnibus Plan, at the time of his or her initial election, each director (including both outside and employee directors) receives options ("Director Initial Options") for 50,000 shares of common stock. Directors who have served for more than five years receive an annual stock option grant of

10,000 shares upon re-election ("Director Continuing Options") . No options may be granted under the Omnibus Plan at an exercise price which is less than 85% of the fair market value of the common stock on the date of grant, and all director options must be granted at fair market value on the date of grant.

     At present, 286,993 shares of common stock are reserved for issuance under currently outstanding director options. Director Initial Options are exercisable at the rate of 20% per year beginning on the first anniversary of a director's initial election to the Board or, as to directors elected before 1988, beginning in 1989. Director Continuing Options become exercisable in full one year from the date of grant. All director options have a term of five years from the start of the exercise period, subject to a one year extension to the estate of a deceased director. Director options are nontransferable except by will or the laws of descent.

     Under the Omnibus Plan, a change in control of the Company will cause all unvested stock options to vest and all outstanding stock options or other Plan awards shall be cashed out unless the Compensation Committee determines otherwise.

CERTAIN TRANSACTIONS

     The Company has employed as its advertising agency the firm of Advertising & Marketing Associates ("AMA"), which is owned by Dr. Vincent F. Orza, Jr. AMA purchases most of the Company's electronic and print media advertising, and has provided creative materials and marketing research for the Company. AMA billed the Company $168,000 for media costs in 1996, from which AMA retained standard agency discounts. Dr. Orza has represented that the 1996 discounts were approximately $15,000 net of expenses. AMA does not charge the Company for creative or marketing research. The Company has budgeted approximately $578,000 for media and advertising in 1997 of which AMA will be reimbursed with a commission at or below standard agency commissions.

     The Board of Directors has adopted a policy that requires that any transactions between the Company and its officers, directors, and affiliates be on terms no less favorable to the Company than those that the Company could obtain from unrelated third parties. The Board has considered AMA's media purchases and creative and marketing research in light of this policy, and believes that the Company's arrangement with AMA is consistent with the policy and in the Company's best interests.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Tom Golden, a member of the Company's Compensation Committee, is a shareholder and director of the Company's primary outside law firm. In l996, the Company incurred legal fees of $148,000 with such law firm.

PERFORMANCE GRAPH

     The following graph compares the Company's performance for the periods indicated with the respective performances of the CRSP Total Return Index for the NASDAQ Market and the NASDAQ Retail Trade Index. The six-year cumulative total returns reflect reinvested dividends and are weighted on a market capitalization basis.

                                    [GRAPH]

GRAPH DOLLAR VALUES                      1991   1992   1993   1994   1995   1996
-------------------                      ----   ----   ----   ----   ----   ----
Eateries, Inc.                            100    513    613    400    275    325
CRSP Total Return Index                   100    116    134    131    185    227
NASDAQ Retail Trade Index                 100     94     99     91    100    119

     The foregoing graph depicts the comparative return on an investment in the common stock for the periods indicated. Historical returns may not necessarily be indicative of actual returns which may be attained in the future.

                  OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
                            AND CERTAIN SHAREHOLDERS

BENEFICIAL OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of April 15, 1997, by (i) each person known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each director and executive officer of the Company, and
(iii) all executive officers and directors of the Company as a group.

                                                     Presently-   Shares Beneficially
                                          Shares    Exercisable         Owned (3)
                                         Directly      Stock      ---------------------
Name                                    Owned (1)   Options (2)    Number       Percent
----                                    ---------   -----------   -------       -------
Vincent F. Orza, Jr                       344,261     193,332     537,593        13.2%
Patricia L. Orza
2001 Cambridge Way
Edmond, Oklahoma

Edward D. Orza                            465,119      20,000     485,119        12.5%
45 Lounsbury Rd
Croton-on-Hudson, New York

James M. Burke                            177,993      86,666     264,659         6.7%
6701 Reed Dr.
Oklahoma City, Oklahoma

Norma C. Karter                              --          --          --          --

Corey Gable                                   239      10,000      10,239           *

Philip Friedman                            35,999      33,333      69,332         1.8%

Thomas F. Golden                           11,000      33,652      44,652         1.1%

Larry Kordisch                               --          --          --          --

Microcap Partners Limited Partnership     236,500        --       236,500         6.1%
905 W. Main Street, Box 23, Suite 25A
Durham, North Carolina 27701

Astoria Capital Partners, L.P.            311,700        --       311,700         8.1%
735 Second Avenue
San Francisco, California 94118

Executive Officers and Directors        1,034,611     376,983   1,411,594        33.3%
as a group (7 persons)

---------------
*    Less than one percent.
(1) Excludes shares which the shareholder has the right to acquire through the exercise of stock options.
(2) Shares the shareholder may acquire through the exercise of presently-exercisable stock options or stock options which will become exercisable within 60 days of April 25, 1997.
(3) Includes shares directly owned and shares subject to presently-exercisable stock options as described in footnotes (1) and (2) above.

                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this proxy statement, the Company knows of no business to come before the meeting other than that referred to above. The Company's rules of conduct for the annual meeting prohibit the introduction of substantive matters not previously presented to the shareholders in a proxy statement. As to other business, such as procedural matters, that may come before the meeting, the persons holding proxies will vote those proxies in the manner they believe to be in the best interests of the Company and its shareholders.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any shareholder who wishes to present a proposal at the Company's 1998 Annual Meeting of Shareholders must deliver such proposal to the Secretary of the Company by December 31, 1997, for inclusion in the Company's proxy, notice of meeting, and proxy statement for the 1998 Annual Meeting.

AUDITORS

     Ernst & Young LLP has audited the Company's financial statements for each of the three years in the period ended December 29, 1996. Their report is included in the Company's Annual Report to Shareholders that accompanies this Proxy Statement.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and available to answer questions regarding their audit, and will make a statement if they wish. Consistent with prior practices, the Board has not asked the shareholders to ratify its selection of auditors, believing that shareholder ratification is unnecessary.

ADDITIONAL INFORMATION

     The Company will bear the cost of soliciting proxies. Officers and regular employees of the Company may solicit proxies by further mailing, personal conversations, or by telephone or telegraph. They will do so without compensation other than their regular compensation. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 29, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST ADDRESSED TO MS. PATRICIA L. ORZA, SECRETARY, EATERIES, INC., 3240 W. BRITTON ROAD, SUITE 202, OKLAHOMA CITY, OKLAHOMA 73120. SHAREHOLDERS REQUESTING EXHIBITS TO THE FORM 10-K WILL BE PROVIDED THE SAME UPON PAYMENT OF REPRODUCTION EXPENSES.

                                        By order of the Board of Directors

                                        PATRICIA L. ORZA
                                        Secretary
April 28, 1997

                                   EXHIBIT A

                    PROPOSED AMENDMENTS OF ARTICLE EIGHT OF
                     THE RESTATED ARTICLES OF INCORPORATION

     RESOLVED, That the Restated Articles of Incorporation of the Corporation, as amended, be further amended by the deletion of existing Article Eight and the substitution of the following text, so that Article Eight shall be and read in its entirety as follows:

                                 ARTICLE EIGHT

     (a) The number of directors which shall constitute the entire Board of Directors shall be not less than three (3) nor more than fifteen (15) directors. Within these limits, the number of directors shall be fixed from time to time in the bylaws. The directors shall be elected at the annual shareholders' meeting, except as otherwise provided in subparagraph (b) of this Article Eight. The directors shall be divided into three (3) classes as nearly equal in number as may be. At the annual shareholders' meeting in 1997, one class of two directors shall be elected for a one-year term, one class of two directors shall be elected for a two-year term, and one class of three directors shall be elected for a three-year term. Commencing with the annual shareholders' meeting in 1998 and at each succeeding annual shareholders' meeting, successors to the class of directors whose terms expire at such annual shareholders' meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term which will coincide with the remaining term of the other directors of the class.

     (b) A director shall hold office until the annual shareholders' meeting for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation, and the adjudication is no longer subject to direct appeal or (iii) any other situation exists which eighty percent (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

     (c) If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may fill the vacancy or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

     (d) Notwithstanding any other provision of this Certificate of Incorporation or of the Bylaws, the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of all classes of stock of the Corporation entitled to vote generally in elections of directors, shall be required to amend, alter, change, repeal, or adopt any provision inconsistent with, this Article Eight.

                                   EXHIBIT B

                           PROPOSED AMENDMENTS OF THE
                         AMENDED AND RESTATED BYLAWS OF
                                 EATERIES, INC.

     1. RESOLVED, That Sections 1, 2, 5 and 6 of Article IV of the Amended and Restated Bylaws of the Corporation be and are hereby deleted in their entirety and the following provisions placed in their stead:

     Section 1. Number. The number of Directors of the Corporation shall be seven (7).

     Section 2. Election and Terms. The Directors shall be elected at the annual shareholders' meeting. The Directors shall be divided into three (3) classes as nearly equal in number as may be. At the annual shareholders' meeting in 1997, one class of two directors shall be elected for a one-year term, one class of two directors shall be elected for a two-year term, and one class of three directors shall be elected for a three-year term. Commencing with the annual shareholders' meeting in 1998 and at each succeeding annual shareholders' meeting, successors to the class of directors whose terms expire at such annual shareholders' meeting, shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term which will coincide with the remaining term of the other directors of the class.

     Section 5. Vacancies. If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may fill the vacancy or fill the newly-created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

     Section 6. Removal. A director shall hold office until the annual shareholders' meeting for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation, and the adjudication is no longer subject to direct appeal or
(iii) any other situation exists which eighty percent (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

     2. RESOLVED, That Article XIII of the Amended and Restated Bylaws of the Corporation be and is hereby deleted in its entirety and the following provision placed in its stead:

                                  ARTICLE XIII

                                   AMENDMENTS

     Section 1. Method of Amendment. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors. Approval of an amendment to these bylaws by the shareholders shall require the approval of a majority of the outstanding capital stock of the Corporation except that the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding capital stock of each class of stock of the Corporation entitled to vote generally in elections of directors, shall be required to directly or indirectly amend, alter, change, repeal, or adopt any provision inconsistent with, Article IV of these bylaws.

EATERIES, INC.
3240 W. Britton Rd., Suite 202
Oklahoma City, Oklahoma 73120
______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Vincent F. Orza Jr., James M. Burke and Edward D. Orza as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Eateries, Inc. held of record by the undersigned on April 25, 1997, at the Annual Meeting of Shareholders to be held on June 24, 1997, or any adjournment thereof.

1. Approval of Proposed Amendments to the amended and restated articles of incorporation and amended and restated bylaws of Eateries, Inc. which will have the effect of approving a classified board of directors, prohibiting removal of directors without cause and permitting directors to amend any of the bylaws of Eateries, Inc.

           FOR [ ]                AGAINST [ ]            ABSTAIN [ ]

2.   ELECTION OF DIRECTORS

    FOR all nominees listed below [ ]              WITHHOLD AUTHORITY [ ]
(except as marked to the contrary below)   to vote for all nominees listed below

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike through the nominee's name below. The year in the parenthetical after each director's name indicates the year his term in office will expire if the Proposed Amendments described in proposal 1. above are approved.)

James M. Burke (To be elected to serve until the 2000 Annual Meeting), Thomas
F. Golden (To be elected to serve until the 1999 Annual Meeting), Edward D. Orza (To be elected to serve until the 2000 Annual Meeting), Larry Kordisch (To be elected to serve until the 1998 Annual Meeting), Philip Friedman (To be elected to serve until the 1999 Annual Meeting), Patricia L. Orza (To be elected to serve until the 1998 Annual Meeting), and Vincent F. Orza, Jr. (To be elected to serve until the 2000 Annual Meeting)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 1. THIS PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE NAMED PROXIES TO VOTE THE UNDERSIGNED'S SHARES ON ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING, INCLUDING VOTING AGAINST ANY DIRECTOR NOMINEES NOT IDENTIFIED IN PROPOSAL 2.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED: ___________________________, 1997

                                        ________________________________________
                                                       (Signature)

                                        ________________________________________
                                               (Signature if held jointly)
                                        Please mark, sign, date and return this
                                        Proxy Card promptly using the enclosed
                                        envelope.